UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement (Supplement to Definitive Information Statement)

HOMELAND SECURITY CAPITAL CORPORATION

(Name of Registrant As Specified In Its Charter)

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Homeland Security Capital Corporation

4601 Fairfax Drive, Suite 1200

Arlington, VA 22203

SUPPLEMENT TO

DEFINITIVE INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

EXPLANATORY NOTE

On August 8, 2011, Homeland Security Capital Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) a Definitive Information Statement (the “Information Statement”) informing its stockholders of the approval by the Company and the Stockholders (as defined below) of the sale of all of the issued and outstanding capital stock (the “Sale”) of Safety & Ecology Holdings Corporation, a Nevada corporation (“SEHC”), a wholly-owned subsidiary of the Company, to Perma-Fix Environmental Services, Inc. (“PESI”), a Delaware corporation, pursuant to that certain Stock Purchase Agreement, dated as of July 15, 2011, by and among PESI, the Company and SEHC (the “Purchase Agreement”), and the transactions contemplated thereby. The Sale, the Purchase Agreement and all related transactions were unanimously approved by (a) the disinterested members of the Company’s Board of Directors and (b) the holders of (i) a majority in voting power of the outstanding capital stock of the Company entitled to vote on the Sale, which is comprised of the common stock, par value $0.001 per share (the “Common Stock”), the Series H Convertible Preferred Stock, $0.01 par value per share (“Series H Preferred”), and Series I Convertible Preferred Stock, $0.01 par value per share (“Series I Preferred”) (all of the holders of the voting capital stock of the Company, collectively, the “Stockholders”), voting as a single class with the Common Stock on an as-converted basis, and (ii) more than 66% of Series H Preferred, voting as a separate class (the “Required Vote”), by written consent, in lieu of a special meeting of the Stockholders.

This Supplement to the Information Statement (the “Supplement”) is being sent to the Company’s Stockholders of record as of July 25, 2011 (the “Record Date”) by the Board of Directors only to provide updated information regarding the status of the Sale, the Purchase Agreement and all related transactions, which are expected to be consummated in the near future. Copies of the Information Statement were first mailed to our Stockholders on August 8, 2011, and more than 20 days have passed since the initial mailing of the Information Statement. As a result, the corporate actions described therein may take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Copies of this Supplement are expected to first be mailed on or about October 19, 2011, to our Stockholders of record on the Record Date. We have asked brokers and other custodians, nominees and fiduciaries to forward this Supplement to the beneficial owners of our capital stock held of record as of the Record Date and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS SUPPLEMENT IS BEING PROVIDED ONLY TO INFORM YOU OF THE STATUS OF THE PURCHASE AGREEMENT, THE SALE AND ALL RELATED TRANSACTIONS. NO FURTHER ACTION IS REQUIRED BY ANY OF THE COMPANY’S STOCKHOLDERS.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE ALREADY VOTED TO APPROVE THE PURCHASE AGREEMENT, THE SALE AND ALL RELATED TRANSACTIONS AND THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT WAS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE TRANSACTION UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Supplement regarding the Company and SEHC are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Supplement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Company’s filings with the Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, for a discussion of such risks and uncertainties.

SUPPLEMENTAL INFORMATION

Pursuant to the terms of the Purchase Agreement, and in preparation for the anticipated closing of the transactions contemplated thereby, the parties have agreed to the following matters, which are expected to result in an adjustment to the Purchase Price. Capitalized terms that are otherwise not defined herein shall have the meanings ascribed to them in the Information Statement.

In accordance with Section 1.4 of the Purchase Agreement, the Company must deliver to PESI at least five business days prior to Closing the Estimated Closing Balance Sheet, which the Company currently estimates will reflect an Estimated Net Working Capital Amount of approximately $4,961,977 which would result in an Estimated Net Working Capital Deficiency of approximately $5,038,023 to be deducted from the Cash Consideration and the Purchase Price. The Estimated Net Working Capital Deficiency could change from the Company’s current estimate, which would result in a larger or lesser amount to be deducted from the Cash Consideration payable to the Company at the Closing and a commensurate change in the Purchase Price. The calculation of the Estimated Net Working Capital Deficiency includes deductions of receivables outstanding longer than 120 days, PESI’s review and identification of receivables it considers to be at risk and the parties’ mutual agreement as to which receivables of SEHC and its subsidiaries are at risk of collection when calculating SEHC’s Current Assets for such purposes in accordance with Section 1.4(b) of the Purchase Agreement. Section 1.5(a) provides that PESI shall prepare and deliver to the Company a Closing Statement reflecting the Net Working Capital Amount of SEHC as of the Closing, or the Closing Net Working Capital Amount, within 75 days after the Closing. Section 1.5(b) provides that the Company may dispute the Closing Net Working Capital Amount and the Closing Statement within 45 days after the Company’s receipt of the Closing Statement. The parties have agreed that the Closing Statement will be prepared and delivered at the Closing and the parties have therefore agreed to review and finalize the Closing Net Working Capital Amount, as reflected on the Closing Statement, contemporaneously with the Closing. If the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and the Estimated Net Working Capital Deficiency has not changed from the Company’s estimate set forth above, an aggregate of $5,038,023 will be deducted at Closing from the Cash Consideration payable to the Company and the Purchase Price. As described above, however, the deficiency could increase or decrease pursuant to the terms of the Purchase Agreement, which would result in a larger or lesser amount being deducted from the Cash Consideration payable to the Company at Closing and a commensurate change in the Purchase Price.

In addition, the parties have agreed, pursuant to Section 3 of the Note, that PESI will prepay $500,000 of the principal amount payable under the Note to the Company within ten days after the Closing.

Finally, PESI has agreed to a conditional waiver of a potential breach of the representations and warranties made by the Company and SEHC in the Purchase Agreement arising out of certain issues regarding the performance of one of SEHC’s subsidiaries under a Material Contract with a Material Customer (as each such term is defined in the Purchase Agreement) that the parties believe may cause such Material Customer to modify its relationship with SEHC and/or such subsidiary or its usage of the services of SEHC or such subsidiary, such that the Material Contract at issue may not be renewed at the time of its potential renewal, or that if it is renewed, it will not be renewed on substantially the same terms (the “Contingent Claim”). The parties have therefore agreed that if such Material Contract has not been renewed at the time of its potential renewal on terms substantially similar to the current terms, this Contingent Claim would result in Losses (as defined in the Purchase Agreement) incurred by PESI in the sum of $1,500,000 for which PESI would be entitled to indemnification pursuant to Section 8.1 of the Purchase Agreement and distribution from the Escrow Account. Such distribution would be made automatically and without any further action on the part of the Company.

Effective October 14, 2011, Christopher P. Leichtweis resigned as President and a director of the Company. Mr. Leichtweis is the controlling Stockholder of the Company, with approximately 68.7% of the voting capital stock of the Company. Mr. Leichtweis remains in his positions with SEHC.

As disclosed in the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2011, the Company is currently in default under the terms of the Forbearance Agreement, dated July 29, 2011 and as amended on September 7, 2011 (as amended, the “Forbearance Agreement”), entered into by and among the Company, YA, as lender, Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technologies Group, Inc. (now known as NTG Management Corp.). As of September 15, 2011, the Company became subject to foreclosure by YA without notice. YA may immediately commence enforcing its rights and remedies pursuant to the Forbearance Agreement, the agreements relating to the Debt and under applicable law. However, YA has not yet notified the Company of its intention to foreclose on the assets of the Company, all of which are pledged as collateral for the Debt.

If the Company does not consummate the Sale, we expect that YA would foreclose on the Company’s assets. However, if the Sale is consummated as described in this Supplement and the net proceeds of such Sale are used to pay down the Debt, as required by the Forbearance Agreement, YA has informed us that it will not foreclose on the Company’s assets and will agree to new repayment terms with respect to the remaining portion of the Debt. The decrease in the Purchase Price, as described in this Supplement, will result in a lesser amount of the Debt being paid off by the Company.

Set forth on pages 5-9 of this Supplement is estimated unaudited pro forma consolidated financial data giving effect to the Sale but updated to reflect the adjustment in the Purchase Price described herein.

As of the date of this Supplement, no further adjustments to the Purchase Price are contemplated, except as otherwise provided herein. None of the supplemental information provided hereby alters or modifies in any way the information disclosed in the Information Statement; the information provided in this Supplement is intended only to inform Stockholders of the status of the Sale, the Purchase Agreement and all transactions contemplated thereby since the date of the Information Statement.

The parties otherwise expect to consummate the Sale, the Purchase Agreement and all transactions contemplated thereby as soon as practicable in the near future.

ESTIMATED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following estimated unaudited pro forma consolidated financial data gives effect to the Sale on the basis of the adjustment in the Purchase Price pursuant to the terms of the Purchase Agreement as described in this Supplement. The estimated unaudited pro forma consolidated balance sheets as of June 30, 2010 and 2011 have been prepared assuming the Sale occurred as of the beginning of each respective period. The estimated unaudited pro forma consolidated statements of operations for the years ended June 30, 2010 and 2011 have been prepared assuming that the Sale occurred as of the beginning of each respective period. The estimated unaudited pro forma consolidated financial data is presented for informational purposes only and is not necessarily indicative of the results of future operations of the Company or the actual results of operations that would have occurred had the Sale been consummated as of the dates indicated above.

The estimated unaudited pro forma consolidated financial data should be read in conjunction with the related notes in this Supplement, our audited financial statements as of and for the periods ended June 30, 2010 and 2011 contained in our Annual Report on Form 10-K for the year ended June 30, 2011.

THE PRO FORMA INFORMATION PRESENTED IS NOT NECESSARILY INDICATIVE OF THAT WHICH WOULD HAVE BEEN ATTAINED HAD THE SALE OCCURRED AT AN EARLIER DATE.

HOMELAND SECURITY CAPITAL CORPORATION AND SUBSIDIARIES

Pro Forma Balance Sheet

As of June 30, 2011

	Audited	Pro Forma		Pro Forma		Pro Forma
	June 30, 2011	Adjustments (1)	June 30, 2011	Adjustments (2)	June 30, 2011	Adjustments (3)	June 30, 2011
Assets:
Cash	$2,113,324	$—	$2,113,324	$2,549,960	$4,663,284	$—	$2,113,324
Other current assets	38,072	—	38,072	—	38,072	—	38,072
Current assets of discontinued operations	23,552,012	(21,460,785)	2,091,227	—	2,091,227	—	2,091,227

Total current assets	25,703,408	(21,460,785)	4,242,623	2,549,960	6,792,583	—	4,242,623

Fixed assets of discontinued operations	853,050	(587,420)	265,630	—	265,630	—	265,630
Notes receivable - related party	449,127	—	449,127	—	449,127	—	449,127
Non-current assets of discontinued operations	6,728,807	(7,602,729)	(873,922)	—	(873,922)	—	(873,922)

Total assets	$33,734,392	$(29,650,934)	$4,083,458	$2,549,960	$6,633,418	$—	$4,083,458

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$952,804	$—	$952,804	$—	$952,804	$—	$952,804
Current portion of long term debt - related party	19,725,040	—	19,725,040	(19,725,040)	—	(17,375,000)	2,350,040
Accrued other liabilities	166,894	—	166,894	—	166,894	—	166,894
Current liabilities of discontinued operations	14,390,292	(10,248,728)	4,141,564	—	4,141,564	—	4,141,564

Total current liabilities	35,235,030	(10,248,728)	24,986,302	(19,725,040)	5,261,262	(17,375,000)	7,611,302

Long term debt - related party, less current maturities	—	—	—	—	—	—	—
Dividends payable	5,051,048	—	5,051,048	—	5,051,048	—	5,051,048
Non-current liabilities of discontinued operations	69,843	—	69,843	—	69,843	—	69,843

Total liabilities	40,355,921	(10,248,728)	30,107,193	(19,725,040)	10,382,153	(17,375,000)	12,732,193

Warrants Payable - Series H Preferred Stock	169,768	—	169,768	—	169,768	—	169,768

Stockholders’ Deficit
Homeland Security Capital Corporation stockholders’ deficit:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 1,559,899 and 1,559,985 shares issued and outstanding, respectively	14,153,834	—	14,153,834	—	14,153,834	—	14,153,834
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 54,491,449 and 51,624,725 shares issued and 50,921,018 and 48,054,294 shares outstanding, respectively	54,492	—	54,492	—	54,492	—	54,492
Additional paid-in capital	55,189,354	(19,184,183)	36,005,171	19,184,183	55,189,354	19,184,183	55,189,354
Additional paid-in capital - warrants	272,529	—	272,529	—	272,529	—	272,529
Treasury stock - 3,570,431 shares at cost	(250,000)	—	(250,000)	—	(250,000)	—	(250,000)
Accumulated deficit	(76,495,077)	—	(76,495,077)	3,090,817	(73,404,260)	(1,809,183)	(78,304,260)
Accumulated comprehensive loss of discontinued operations	(118,215)	118,215	—	—	—	—	—

Total Homeland Security Capital Corporation stockholders’ deficit	(7,193,083)	(19,065,968)	(26,259,051)	22,275,000	(3,984,051)	17,375,000	(8,884,051)
Noncontrolling interest of discontinued operations	401,786	(336,238)	65,548	—	65,548	—	65,548

Total stockholders’ deficit	(6,791,297)	(19,402,206)	(26,193,503)	22,275,000	(3,918,503)	17,375,000	(8,818,503)

Total liabilities and stockholders’ deficit	$33,734,392	$(29,650,934)	$4,083,458	$2,549,960	$6,633,418	$—	$4,083,458

Notes to the Pro Forma Statements:

(1)	Assumes the sale of SEHC and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.
(2)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement and reflects the effect on the Company’s assets, liabilities and shareholders’ equity, as presented in the Information Statement filed with the Commission on, and first mailed to Stockholders as of, August 8, 2011.
(3)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement if the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and such amount would be deducted at Closing from the Cash Consideration payable to the Company, as described in this Supplement, and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.

HOMELAND SECURITY CAPITAL CORPORATION AND SUBSIDIARIES

Pro Forma Statements of Operations

	Audit	Pro Forma		Pro Forma
	Year Ended 2011	Adjustments (1)	June 30, 2011	Adjustments (2)	June 30, 2011
Net revenue	$—	$—	$—	$—	$—

Costs of revenue	—	—	—	—	—

Gross profit on revenue	—	—	—	—	—

Operating expenses:
Personnel	1,270,411	—	1,270,411	—	1,270,411
Insurance and facility costs	186,747	—	186,747	—	186,747
Travel and transportation	34,727	—	34,727	—	34,727
Professional services	1,387,237	—	1,387,237	—	1,387,237
Administrative costs	68,273	—	68,273	—	68,273

Total operating expenses	2,947,395	—	2,947,395	—	2,947,395

Operating loss	(2,947,395)	—	(2,947,395)	—	(2,947,395)
Other (expense) income:
Interest expense to related party	(2,003,558)	—	(2,003,558)	—	(2,003,558)
Impairment losses	(308,213)	—	(308,213)	—	(308,213)
Other income	61,774	—	61,774	—	61,774

Total other expense	(2,249,997)	—	(2,249,997)	—	(2,249,997)

Loss from continuing operations before income taxes	(5,197,392)	—	(5,197,392)	—	(5,197,392)
Income tax	—	—	—	—	—

Loss from continuing operations	(5,197,392)	—	(5,197,392)	—	(5,197,392)
Income from discontinued operations, net of tax	1,208,009	2,772,079	3,980,088	(2,127,921)	(919,912)

Net (loss) income	(3,989,383)	2,772,079	(1,217,304)	(2,127,921)	(6,117,304)
Less: Net loss attributable to noncontrolling interests	(395,732)	318,738	(76,994)	318,738	(76,994)

Net (loss) income attributable to Homeland
Security Capital Corporation stockholders	(4,385,115)	3,090,817	(1,294,298)	(1,809,183)	(6,194,298)
Less preferred dividends and other beneficial conversion features associated with preferred stock issuance	(1,600,733)	—	(1,600,733)	—	(1,600,733)

Net (loss) income attributable to common stockholders of Homeland Security Capital Corporation	$(5,985,848)	$3,090,817	$(2,895,031)	$(1,809,183)	$(7,795,031)

(Loss) income per common share attributable to Homeland
Security Capital Corporation stockholders - basic and diluted
Basic - continuing operations	$(0.10)		$(0.10)		$(0.10)

Diluted - continuing operations	$(0.10)		$(0.10)		$(0.10)

Basic - discontinued operations	$0.02		$0.07		$(0.02)

Diluted - discontinued operations	$0.02		$0.07		$(0.02)

Weighted average shares outstanding - Basic	53,870,980		53,870,980		53,870,980

Diluted	53,870,980		53,870,980		53,870,980

Notes to the Pro Forma Statements:

(1)	Assumes the sale of SEHC and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.
(2)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement and reflects the effect on the Company’s assets, liabilities and shareholders’ equity, as presented in the Information Statement filed with the Commission on, and first mailed to Stockholders as of, August 8, 2011.
(3)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement if the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and such amount would be deducted at Closing from the Cash Consideration payable to the Company, as described in this Supplement, and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.

HOMELAND SECURITY CAPITAL CORPORATION AND SUBSIDIARIES

Pro Forma Balance Sheet

As of June 30, 2010

	Audited	Pro Forma		Pro Forma		Pro Forma
	June 30 2010	Adjustments (1)	June 30, 2010	Adjustments (2)	June 30, 2010	Adjustments (3)	June 30, 2010
Assets:
Cash	$220,944	$—	$220,944	$4,019,110	$4,240,054	$—	$220,944
Other current assets	22,332	—	22,332	—	22,332	—	22,332
Current assets of discontinued operations	28,460,475	(24,591,619)	3,868,856	—	3,868,856	—	3,868,856

Total current assets	28,703,751	(24,591,619)	4,112,132	4,019,110	8,131,242	—	4,112,132

Fixed assets of discontinued operations	1,129,885	(851,932)	277,953	—	277,953	—	277,953
Notes receivable - related party	430,627	—	430,627	—	430,627	—	430,627
Securities available for sale	110,826	—	110,826	—	110,826	—	110,826
Other non-current assets	45,003	—	45,003	—	45,003	—	45,003
Non-current assets of discontinued operations	7,050,292	(7,924,214)	(873,922)	—	(873,922)	—	(873,922)

Total assets	$37,470,384	$(33,367,765)	$4,102,619	$4,019,110	$8,121,729	$—	$4,102,619

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$289,000	$—	$289,000	$—	$289,000	$—	$289,000
Current portion of long term debt - related party	500,000	—	500,000	(500,000)	—	(500,000)	—
Accrued other liabilities	167,273	—	167,273	—	167,273	—	167,273
Current liabilities of discontinued operations	14,810,313	(13,665,135)	1,145,178	—	1,145,178	—	1,145,178

Total current liabilities	15,766,586	(13,665,135)	2,101,451	(500,000)	1,601,451	(500,000)	1,601,451

Long term debt - related party, less current maturities	17,755,890	—	17,755,890	(17,755,890)	—	(16,875,000)	880,890
Dividends payable	3,464,934	—	3,464,934	—	3,464,934	—	3,464,934
Non-current liabilities of discontinued operations	1,372,416	—	1,372,416	—	1,372,416	—	1,372,416

Total liabilities	38,359,826	(13,665,135)	24,694,691	(18,255,890)	6,438,801	(17,375,000)	7,319,691

Warrants Payable - Series H Preferred Stock	169,768	—	169,768	—	169,768	—	169,768

Stockholders’ Deficit Homeland Security Capital Corporation stockholders’ deficit:
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
1,559,899 and 1,559,985 shares issued and outstanding, respectively	14,225,110	—	14,225,110	—	14,225,110	—	14,225,110
Common stock, $0.001 par value, 2,000,000,000 shares authorized,
54,491,449 and 51,624,725 shares issued and
50,921,018 and 48,054,294 shares outstanding, respectively	51,625	—	51,625	—	51,625	—	51,625
Additional paid-in capital	55,297,972	(19,515,160)	35,782,812	19,515,160	55,297,972	19,515,160	55,297,972
Additional paid-in capital - warrants	272,529	—	272,529	—	272,529	—	272,529
Treasury stock - 3,570,431 shares at cost	(250,000)	—	(250,000)	—	(250,000)	—	(250,000)
Accumulated deficit	(70,509,228)	—	(70,509,228)	2,759,840	(67,749,388)	(2,140,160)	(72,649,388)
Accumulated comprehensive loss	(152,385)	—	(152,385)	—	(152,385)	—	(152,385)
Accumulated comprehensive loss of discontinued operations	(148,768)	148,768	—	—	—	—	—

Total Homeland Security Capital Corporation stockholders’ deficit	(1,213,145)	(19,366,392)	(20,579,537)	22,275,000	1,695,463	17,375,000	(3,204,537)
Noncontrolling interest of discontinued operations	153,935	(336,238)	(182,303)	—	(182,303)	—	(182,303)

Total stockholders’ deficit	(1,059,210)	(19,702,630)	(20,761,840)	22,275,000	1,513,160	17,375,000	(3,386,840)

Total liabilities and stockholders’ deficit	$37,470,384	$(33,367,765)	$4,102,619	$4,019,110	$8,121,729	$—	$4,102,619

Notes to the Pro Forma Statements:

(1)	Assumes the sale of SEHC and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.
(2)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement and reflects the effect on the Company’s assets, liabilities and shareholders’ equity, as presented in the Information Statement filed with the Commission on, and first mailed to Stockholders as of, August 8, 2011.
(3)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement if the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and such amount would be deducted at Closing from the Cash Consideration payable to the Company, as described in this Supplement, and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.

HOMELAND SECURITY CAPITAL CORPORATION AND SUBSIDIARIES

Pro Forma Statements of Operations

	Audit	Pro Forma		Pro Forma
	Year Ended 2010	Adjustments (1)	June 30, 2010	Adjustments (2)	June 30, 2010
Net revenue	$—	$—	$—	$—	$—

Costs of revenue	—	—	—	—	—

Gross profit on revenue	—	—	—	—	—

Operating expenses:
Personnel	1,774,622	—	1,774,622	—	1,774,622
Insurance and facility costs	102,731	—	102,731	—	102,731
Travel and transportation	34,122	—	34,122	—	34,122
Professional services	568,628	—	568,628	—	568,628
Administrative costs	—	—	—	—	—

Total operating expenses	2,480,103	—	2,480,103	—	2,480,103

Operating loss	(2,480,103)	—	(2,480,103)	—	(2,480,103)
Other (expense) income:
Interest expense to related party	(1,877,204)	—	(1,877,204)	—	(1,877,204)
Amortization of debt discounts and offering costs	(369,736)	—	(369,736)	—	(369,736)
Impairment losses	(104,997)	—	(104,997)	—	(104,997)
Other income	60,933	—	60,933	—	60,933

Total other expense	(2,291,004)	—	(2,291,004)	—	(2,291,004)

Loss from continuing operations before income taxes	(4,771,107)	—	(4,771,107)	—	(4,771,107)
Income tax	—	—	—	—	—

Loss from continuing operations	(4,771,107)	—	(4,771,107)	—	(4,771,107)
Income from discontinued operations, net of tax	6,814,464	2,622,460	9,436,924	(2,277,540)	4,536,924

Net (loss) income	2,043,357	2,622,460	4,665,817	(2,277,540)	(234,183)
Less: Net loss attributable to noncontrolling interests	(124,484)	137,380	12,896	137,380	12,896

Net (loss) income attributable to Homeland
Security Capital Corporation stockholders	1,918,873	2,759,840	4,678,713	(2,140,160)	(221,287)
Less preferred dividends and other beneficial conversion features associated with preferred stock issuance	(1,610,551)	—	(1,610,551)	—	(1,610,551)

Net (loss) income attributable to common stockholders of Homeland Security Capital Corporation	$308,322	$2,759,840	$3,068,162	$(2,140,160)	$(1,831,838)

(Loss) income per common share attributable to Homeland Security Capital Corporation stockholders - basic and diluted
Basic - continuing operations	$0.01		$0.06		$(0.04)

Diluted - continuing operations	$0.00		$0.00		$(0.04)

Basic - discontinued operations	$0.13		$0.18		$0.09

Diluted - discontinued operations	$0.01		$0.01		$0.09

Weighted average shares outstanding - Basic	51,291,270		51,291,270		51,291,270

Diluted	699,666,666		699,666,666		51,291,270

Notes to the Pro Forma Statements:

(1)	Assumes the sale of SEHC and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.
(2)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement and reflects the effect on the Company’s assets, liabilities and shareholders’ equity, as presented in the Information Statement filed with the Commission on, and first mailed to Stockholders as of, August 8, 2011.
(3)	Assumes the sale of SEHC under the terms of the Stock Purchase Agreement if the Final Net Working Capital Deficiency is the same as the Estimated Net Working Capital Deficiency, and such amount would be deducted at Closing from the Cash Consideration payable to the Company, as described in this Supplement, and reflects the effect on the Company’s assets, liabilities and shareholders’ equity.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file reports with the SEC including annual reports, quarterly reports, current reports and other reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov. We will provide without charge to each person who received a copy of the Information Statement and this Supplement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Homeland Security Capital Corporation, Attention: Secretary at 4601 Fairfax Road, Suite 1200, Arlington, VA 22203, telephone number (703) 528-7073. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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